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                                                                    Exhibit 99.1

                  CERTIFICATION PURSUANT TO 18 U.S.C. (S)1350,
                      AS ADOPTED PURSUANT TO (S)906 OF THE
                           SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Houston American Energy Corp., a Delaware corporation (the "Company"), on Form 10-QSB for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John F. Terwilliger, President (chief executive officer) and Treasurer (chief accounting officer) of the Company, certify, pursuant to 18 U.S.C. (S)1350, as adopted pursuant to (S)906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                     By  /s/ John F. Terwilliger
                                        ---------------------------------------
                                        John F. Terwilliger
                                        President (chief executive officer) and
                                        Treasurer (chief accounting officer) of
                                        Houston American Energy Corp.
                                        August 13, 2002